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                            WESTPOINT STEVENS INC.


EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                               THREE                              SIX
                                                            MONTHS ENDED                      MONTHS ENDED
                                                              JUNE 30,                          JUNE 30,
                                                      ----------------------              ----------------------
                                                          1996         1995                 1996           1995
                                                        --------     --------             --------       --------
Primary:
Average shares outstanding                               31,380      32,833                 31,446         33,039

Shares issuable under 1995
     Key Employee Stock Bonus Plan                           50           -                     64              -

Net effect of dilutive stock options
     - based on the treasury stock
     method using average market price                      447           -                    403              -
                                                      ---------     --------             ---------     ----------

Total                                                    31,877       32,833                31,913         33,039
                                                      =========     ========             =========     ==========

Net income (loss)                                     $   8,714     $(52,234)            $  16,690     $ (104,865)
                                                      =========     ========             =========     ==========

Per share amount                                      $     .27     $  (1.59)            $     .52     $    (3.17)
                                                      =========     ========             =========     ==========





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